UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT

CEMEX, S.A.B. DE C.V.

(Exact name of registrant as specified in its charter)

United Mexican States	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Ricardo Margáin Zozaya #325, Colonia Valle del Campestre, San Pedro Garza García, Nuevo León, Mexico	66265
(Address of principal executive offices)	(Zip Code)

CEMEX CORP.

Delaware	74-2501935
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

590 Madison Avenue, 27th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.750% Senior Notes due 2036	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-296381 and 333-296381-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Cemex, S.A.B. de C.V. (“Cemex”) and Cemex Corp. (the “Guarantor” and, together with Cemex, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated June 2, 2026 (the “Prospectus Supplement”), and the accompanying prospectus, dated June 1, 2026 (the “Base Prospectus”). The Prospectus Supplement relates to the offering of $1,500,000,000 aggregate principal amount of 5.750% Senior Notes due 2036 (the “Notes”) issued by Cemex. The Notes are fully and unconditionally guaranteed by the Guarantor. The Base Prospectus forms a part of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-296381 and 333-296381-01), filed with the Commission on June 1, 2026.

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities and Guarantees” in the Base Prospectus are incorporated by reference herein.

Item 2. Exhibits.

4.1	Indenture, dated as of June 5, 2026, between Cemex, S.A.B. de C.V., as issuer, and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 of Cemex, S.A.B. de C.V.’s Current Report on Form 6-K filed with the Securities and Exchange Commission on June 5, 2026).

4.2	First Supplemental Indenture, dated as of June 5, 2026, among Cemex, S.A.B. de C.V., as issuer, Cemex Corp., as guarantor, and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.2 of Cemex, S.A.B. de C.V.’s Current Report on Form 6-K filed with the Securities and Exchange Commission on June 5, 2026).

4.3	Form of 5.750% Senior Notes due 2036 (incorporated herein by reference to Exhibit 4.3 of Cemex, S.A.B. de C.V.’s Current Report on Form 6-K filed with the Securities and Exchange Commission on June 5, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cemex, S.A.B. de C.V.
(Registrant)

Dated: June 8, 2026	By:	/s/ Maher Al-Haffar
	Name:	Maher Al-Haffar
	Title:	Executive Vice President of Finance and Administration and Chief Financial Officer

Cemex Corp.
(Registrant)

Dated: June 8, 2026	By:	/s/ Fernando José Reiter Landa
	Name:	Fernando José Reiter Landa
	Title:	President